Exhibit 99.1
ALLIS-CHALMERS ENERGY INC. 5075 Westheimer, Suite 890 Houston, Texas 77056 NOTICE OF 2008 SPECIAL MEETING OF STOCKHOLDERS To be held on ___, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Victor M. Perez or Theodore S. Pound, III, and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Allis-Chalmers Energy Inc. held of record by the undersigned on ___, 2008, at the Special Meeting of Stockholders to be held on ___, 2008 at 9:00 a.m., Central Time, at the ___, Houston, Texas, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) Mark, sign and date your proxy card and return it in the enclosed pre-paid envelope

SPECIAL MEETING OF STOCKHOLDERS OF ALLIS-CHALMERS ENERGY INC. ___, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR ABSTAIN AGAINST
1. To approve the issuance of Allis-Chalmers Energy Inc.’s common stock to the stockholders of Bronco Drilling Company, Inc. in connection with the merger of Elway Merger Sub, Inc., a wholly-owned subsidiary of Allis-Chalmers Energy Inc., with and into Bronco Drilling Company, Inc., as set forth in the Agreement and Plan of Merger, effective as of January 23, 2008, by and among Allis-Chalmers Energy Inc., Bronco Drilling Company, Inc., and Elway Merger Sub, Inc. FOR ABSTAIN AGAINST
2. To approve the adjournment of the Special Meeting of stockholders of Allis-Chalmers Energy Inc., if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposal.
This proxy is revocable. The undersigned hereby revokes any prior proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned. The undersigned hereby acknowledges receipt of the notice of Special Meeting of stockholders and the accompanying joint proxy statement/prospectus. This proxy is solicited on behalf of the Board of Directors. This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be voted “FOR” Proposals 1 and 2. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.